UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 23, 2026

ZSPACE, INC.

(Exact name of registrant as specified in charter)

Delaware	001-42431	35-2284050
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

55 Nicholson Lane San Jose, California	95134
(Address of Principal Executive Offices)	(zip code)

(408) 498-4050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ZSPC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 23, 2026, zSpace, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with an institutional investor (the “Purchaser”), pursuant to which the Company agreed to issue and sell to the Purchaser shares of the Company’s Series P Preferred Stock (as defined below), and five-year warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) in one or more closings.

At the initial closing held on January 27, 2026 (the “Initial Closing”), the Purchaser purchased 1,500,000 shares of Series P Preferred Stock and Warrants to purchase 1,000,000 shares of Common Stock for an aggregate purchase price of $3,000,000. The initial purchase price per share of Series P Preferred Stock was $2.00. The initial exercise price for the Warrants is $3.00 per share, subject to standard and customary adjustments. The Company and the Purchaser may mutually agree to additional closings within one year of the Initial Closing, up to an aggregate limit of $10,000,000 for all purchases under the SPA. The SPA contains customary representations, warranties and indemnification provisions.

As further described under Item 5.03 of this Current Report on Form 8-K, the Company filed the Certificate of Designations (as defined below) with the Secretary of State of the State of Delaware for the establishment and designation of the Series P Preferred Stock.

The foregoing description of the Warrants and the SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Warrant and the SPA, which are filed as Exhibits 4.1 and 10.1 hereto, respectively, and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Items 1.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The securities described in Items 1.01 and 5.03 of this Current Report on Form 8-K were, or will be, offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. The Company relied on this exemption based on representations made by the Purchaser, including that the Purchaser is an “accredited investor” as defined in Rule 501 under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 27, 2026, the Company filed a Certificate of Designations of Series P Convertible Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware. The Certificate of Designations establishes a new series of preferred stock designated as “Series P Convertible Preferred Stock” (the “Series P Preferred Stock”) and authorizes the issuance of up to 5,000,000 shares of Series P Preferred Stock, par value $0.00001 per share.

Each share of Series P Preferred Stock has a stated value of $2.00, subject to adjustment as set forth in the Certificate of Designations (the “Stated Value”). Holders of Series P Preferred Stock are entitled to receive cumulative dividends at a rate of eighteen percent (18%) per annum, payable annually. Dividends accrue and compound annually and are payable solely in additional shares of Series P Preferred Stock.

In the event of any liquidation, dissolution, or winding-up of the Company, or a Change of Control Transaction (as defined in the Certificate of Designations), holders of Series P Preferred Stock are entitled to receive, prior to any distribution to holders of junior securities, an amount per share equal to the Stated Value plus any accrued and unpaid dividends.

The Series P Preferred Stock votes together with the Company’s Common Stock on an as-converted basis. Additionally, as long as any shares of Series P Preferred Stock remain outstanding, the Company cannot take certain actions without the affirmative vote of the holders of a majority of the outstanding Series P Preferred Stock. These actions include, among others: (a) adversely altering the rights of the Series P Preferred Stock; (b) creating any class of stock senior to or pari passu with the Series P Preferred Stock; or (c) amending the Company’s Certificate of Incorporation in a manner that adversely affects the holders.

Beginning on the third anniversary of the Original Issue Date (as defined in the Certificate of Designations), holders may opt to convert their shares of Series P Preferred Stock into shares of Common Stock. The conversion rate is determined by dividing the Stated Value (plus accrued unpaid dividends) by the “Conversion Price.” The initial “Conversion Price” is the Stated Value ($2.00) and is subject to adjustment for stock splits, stock dividends, and similar events. All outstanding shares of Series P Preferred Stock will automatically convert into shares of Common Stock on the fifth anniversary of the Original Issue Date. For the automatic conversion occurring on the fifth anniversary of the Original Issue Date, the conversion rate is the lower of (y) the Conversion Price and (z) 80% of the 90-Day VWAP of the Company’s Common Stock.

The Series P Preferred Stock may not be converted if such conversion would result in the holder (together with its affiliates) beneficially owning in excess of 4.99% of the Company’s outstanding Common Stock. A holder may increase or decrease this limitation upon notice to the Company, up to a maximum of 9.99%, provided that any increase will not be effective until the 61st day after such notice. The Company is prohibited from issuing shares of Common Stock upon conversion of the Series P Preferred Stock if such issuance would breach the Company’s obligations under the rules of the Trading Market (the “Exchange Cap”), unless shareholder approval is obtained.

The foregoing description of the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, which is filed herewith as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

3.1	Certificate of Designations of Series P Convertible Preferred Stock as filed with the Secretary of State of the State of Delaware on January 27, 2026.

4.1	Form of Warrant.

10.1†	Securities Purchase Agreement dated January 23, 2026 by and between the Company and the holder set forth on the signature page thereto.

104	Cover Page Interactive Data File (embedded with the inline XBRL document)

†	Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2026	zSpace, Inc.

	By:	/s/ Erick DeOliveira
Erick DeOliveira
Chief Financial Officer